Exhibit 99.2
PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Real estate, net	$478,125	$493,683
Real estate equity securities	6,271	9,934
Total real estate and real estate-related investments, net	484,396	503,617
Cash and cash equivalents	9,735	17,500
Restricted cash	3,243	5,976
Investment in unconsolidated entities	3,150	3,468
Rents and other receivables	8,817	4,648
Above-market leases, net	35	44
Prepaid expenses and other assets	9,094	8,230
Total assets	$518,470	$543,483
Liabilities and equity
Notes payable, net	$329,665	$325,995
Accounts payable and accrued liabilities	9,926	6,684
Due to affiliates	2,123	649
Distributions payable	—	242
Below-market leases, net	3,264	4,677
Other liabilities	14,627	12,776
Redeemable common stock payable	444	2,218
Total liabilities	360,049	353,241
Commitments and contingencies (Note 10)
Equity
Pacific Oak Strategic Opportunity REIT II, Inc. stockholders’ equity
Preferred stock, $.01 par value per share; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Class A common stock, $.01 par value per share; 500,000,000 shares authorized, 17,824,039 and 17,949,194 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	177	179
Class T common stock, $.01 par value per share; 500,000,000 shares authorized, 12,222,529 and 12,272,927 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	123	123
Additional paid-in capital	266,295	266,310
Cumulative distributions and net losses	(113,245)	(84,339)
Total Pacific Oak Strategic Opportunity REIT II, Inc. stockholders’ equity	153,350	182,273
Noncontrolling interests	5,071	7,969
Total equity	158,421	190,242
Total liabilities and equity	$518,470	$543,483

See accompanying condensed notes to consolidated financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Office revenues	$6,639	$7,358	$20,670	$21,669
Hotel revenues	6,232	9,271	12,920	25,318
Apartment revenues	1,947	2,014	6,020	5,979
Dividend income from real estate equity securities	150	104	440	313
Total revenues	14,968	18,747	40,050	53,279
Expenses:
Office expenses	3,737	3,493	10,349	10,317
Hotel expenses	4,465	6,249	11,853	17,560
Apartment expenses	880	927	2,464	2,707
Asset management fees to affiliate	1,052	1,026	3,148	3,137
General and administrative expenses	1,084	892	4,159	2,368
Depreciation and amortization	4,943	5,133	14,747	15,314
Interest expense	3,644	5,210	11,511	15,197
Impairment charge on real estate	6,579	—	6,579	—
Total expenses	26,384	22,930	64,810	66,600
Other (loss) income:
Other interest income	24	125	58	237
Equity in (loss) income of unconsolidated entity	(34)	—	(34)	2,800
Other loss	(26)	—	—	—
(Loss) gain on real estate equity securities	(2,271)	1,253	(6,889)	2,588
Loss on extinguishment of debt	—	(90)	—	(90)
Total other (loss) income	(2,307)	1,288	(6,865)	5,535
Net loss	(13,723)	(2,895)	(31,625)	(7,786)
Net loss attributable to noncontrolling interests	1,628	338	2,719	1,109
Net loss attributable to common stockholders	$(12,095)	$(2,557)	$(28,906)	$(6,677)

Class A Common Stock:
Net loss attributable to common stockholders	$(7,176)	$(1,519)	$(17,155)	$(3,971)
Net loss per common share, basic and diluted	$(0.40)	$(0.08)	$(0.96)	$(0.22)
Weighted-average number of common shares outstanding, basic and diluted	17,835,262	17,937,658	17,852,330	17,949,375

Class T Common Stock:
Net loss attributable to common stockholders	$(4,919)	$(1,038)	$(11,751)	$(2,706)
Net loss per common share, basic and diluted	$(0.40)	$(0.08)	$(0.96)	$(0.22)
Weighted-average number of common shares outstanding, basic and diluted	12,222,529	12,251,341	12,228,716	12,231,856

See accompanying condensed notes to consolidated financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(13,723)	$(2,895)	$(31,625)	$(7,786)
Other comprehensive loss:
Foreign currency translation loss	—	—	—	(25)
Reclassification adjustment for amounts recognized in net loss	—	—	—	(64)
Total other comprehensive loss	—	—	—	(89)
Total comprehensive loss	(13,723)	(2,895)	(31,625)	(7,875)
Total comprehensive loss attributable to noncontrolling interests	1,628	338	2,719	1,109
Total comprehensive loss attributable to common stockholders	$(12,095)	$(2,557)	$(28,906)	$(6,766)

See accompanying condensed notes to consolidated financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONSOLIDATED STATEMENTS OF EQUITY
For the Three Months Ended September 30, 2020 and 2019
(unaudited)
(dollars in thousands)

	Common Stock				Additional Paid-in Capital	Cumulative Distributions and Net Losses	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity	Noncontrolling Interests	Total Equity
	Class A		Class T
	Shares	Amounts	Shares	Amounts
Balance, June 30, 2020	17,841,219	$178	12,222,529	$123	$266,298	$(101,150)	$—	$165,449	$6,688	$172,137
Net loss	—	—	—	—	—	(12,095)	—	(12,095)	(1,628)	(13,723)
Redemptions of common stock	(17,180)	(1)	—	—	(176)	—	—	(177)	—	(177)
Transfers from redeemable common stock	—	—	—	—	177	—	—	177	—	177
Other offering costs	—	—	—	—	(4)	—	—	(4)	—	(4)
Noncontrolling interest contributions	—	—	—	—	—	—	—	—	11	11
Balance, September 30, 2020	17,824,039	$177	12,222,529	$123	$266,295	$(113,245)	$—	$153,350	$5,071	$158,421

	Common Stock				Additional Paid-in Capital	Cumulative Distributions and Net Losses	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity	Noncontrolling Interests	Total Equity
	Class A		Class T
	Shares	Amounts	Shares	Amounts
Balance, June 30, 2019	17,925,774	$179	12,238,090	$123	$266,320	$(79,511)	$—	$187,111	$10,507	$197,618
Net loss	—	—	—	—	—	(2,557)	—	(2,557)	(338)	(2,895)
Issuance of common stock	23,927	—	21,664	—	439	—	—	439	—	439
Redemptions of common stock	(15,688)	—	(4,427)	—	(194)	—	—	(194)	—	(194)
Transfers to redeemable common stock	—	—	—	—	(245)	—	—	(245)	—	(245)
Distributions declared	—	—	—	—	—	(724)	—	(724)		(724)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(1,750)	(1,750)
Balance, September 30, 2019	17,934,013	$179	12,255,327	$123	$266,320	$(82,792)	$—	$183,830	$8,419	$192,249

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONSOLIDATED STATEMENTS OF EQUITY
For the Nine Months Ended September 30, 2020 and 2019
(unaudited)
(dollars in thousands)

	Common Stock				Additional Paid-in Capital	Cumulative Distributions and Net Losses	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity	Noncontrolling Interests	Total Equity
	Class A		Class T
	Shares	Amounts	Shares	Amounts
Balance, December 31, 2019	17,949,194	$179	12,272,927	$123	$266,310	$(84,339)	$—	$182,273	$7,969	$190,242
Net loss	—	—	—	—	—	(28,906)	—	(28,906)	(2,719)	(31,625)
Issuance of common stock	6,552	—	6,290	—	135	—	—	135	—	135
Redemptions of common stock	(131,707)	(2)	(56,688)	—	(1,905)	—	—	(1,907)	—	(1,907)
Transfers from redeemable common stock	—	—	—	—	1,774	—	—	1,774	—	1,774
Other offering costs	—	—	—	—	(19)	—	—	(19)	—	(19)
Noncontrolling interest contributions	—	—	—	—	—	—	—	—	21	21
Distribution to noncontrolling interest	—	—	—	—	—	—	—	—	(200)	(200)
Balance, September 30, 2020	17,824,039	$177	12,222,529	$123	$266,295	$(113,245)	$—	$153,350	$5,071	$158,421

	Common Stock				Additional Paid-in Capital	Cumulative Distributions and Net Losses	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity	Noncontrolling Interests	Total Equity
	Class A		Class T
	Shares	Amounts	Shares	Amounts
Balance, December 31, 2018	18,103,437	$181	12,208,242	$122	$266,339	$(73,461)	$89	$193,270	$11,168	$204,438
Net loss	—	—	—	—	—	(6,677)	—	(6,677)	(1,109)	(7,786)
Other comprehensive loss	—	—	—	—	—	—	(89)	(89)	—	(89)
Issuance of common stock	97,476	1	87,489	1	1,784	—	—	1,786	—	1,786
Redemptions of common stock	(266,900)	(3)	(40,404)	—	(2,924)	—	—	(2,927)	—	(2,927)
Transfers from redeemable common stock	—	—	—	—	1,121	—	—	1,121	—	1,121
Distributions declared	—	—	—	—	—	(2,654)	—	(2,654)	—	(2,654)
Noncontrolling interests contributions	—	—	—	—	—	—	—	—	210	210
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	(1,850)	(1,850)
Balance, September 30, 2019	17,934,013	$179	12,255,327	$123	$266,320	$(82,792)	$—	$183,830	$8,419	$192,249

See accompanying condensed notes to consolidated financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	For the Nine Months Ended September 30,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(31,625)	$(7,786)
Adjustment to reconcile net loss to net cash (used in) provided by operating activities
Equity in income of unconsolidated entity	80	(2,800)
Depreciation and amortization	14,747	15,314
Impairment charge on real estate	6,579	—
Loss (gain) on real estate equity securities	6,889	(2,588)
Loss on extinguishment of debt	—	90
Deferred rents	(333)	(413)
Amortization of above- and below-market leases, net	(1,404)	(2,025)
Amortization of deferred financing costs	1,511	1,271
Foreign currency translation gain	—	(64)
Unrealized gain on derivative instruments	1	(24)
Changes in operating assets and liabilities:
Rents and other receivables	(3,200)	1,029
Prepaid expenses and other assets	(1,635)	(1,404)
Accounts payable and accrued liabilities	2,265	1,720
Due to affiliates	1,503	28
Other liabilities	(245)	(495)
Net cash (used in) provided by operating activities	(4,867)	1,853
Cash Flows from Investing Activities:
Improvements to real estate	(4,020)	(9,840)
Investment in real estate securities	(4,049)	(4)
Payments for construction costs	—	(437)
Investment in unconsolidated entities	(174)	—
Proceeds from the sale of real estate equity securities	823	—
Distribution of capital from unconsolidated entities	383	5,104
Purchase of interest rate cap agreement	—	(48)
Proceeds from termination of derivative instruments	—	145
Net cash used in investing activities	(7,037)	(5,080)
Cash Flows from Financing Activities:
Proceeds from notes payable	2,670	135,778
Principal payments on notes payable	(448)	(113,881)
Payments of deferred financing costs	(63)	(2,272)
Other financing proceeds	1,710	—
Principal payments on finance lease obligations	(251)	(196)
Payments to redeem common stock	(1,907)	(2,927)
Distributions paid	(107)	(1,111)
Payments of other offering costs	(19)	—
Noncontrolling interest contributions	21	210
Distributions to noncontrolling interest	(200)	(1,850)
Net cash provided by financing activities	1,406	13,751
Net (decrease) increase in cash, cash equivalents and restricted cash	(10,498)	10,524
Cash, cash equivalents and restricted cash, beginning of period	23,476	26,858
Cash, cash equivalents and restricted cash, end of period	$12,978	$37,382
Supplemental Disclosure of Cash Flow Information:
Interest paid, net of capitalized interest of $99 and $0 for the nine months ended September 30, 2020 and 2019, respectively	$9,837	$14,527
Supplemental Disclosure of Noncash Investing and Financing Activities:
Distributions paid to common stockholders through common stock issuances pursuant to the dividend reinvestment plan	$135	$1,786
Foreign currency translation loss on investment in unconsolidated entity	$—	$(25)
Redemption payable	$444	$1,907
Accrued improvements to real estate	$2,135	$1,698
Acquisition fees due to affiliates	$—	$8
Distributions payable	$—	$241
Construction cost payable	$—	$13

See accompanying condensed notes to consolidated financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020
(unaudited)

1.ORGANIZATION
Pacific Oak Strategic Opportunity REIT II, Inc. (the “Company”) was formed on February 6, 2013 as a Maryland corporation that elected to be taxed as a real estate investment trust (“REIT”) beginning with the taxable year ended December 31, 2014. The Company’s business was conducted through Pacific Oak Strategic Opportunity Limited Partnership II (the “Operating Partnership”), a Delaware limited partnership formed on February 7, 2013. The Company was the sole general partner of, and owned a 0.1% partnership interest in, the Operating Partnership. Pacific Oak Strategic Opportunity Holdings II LLC (“REIT Holdings”), a Delaware limited liability company formed on February 7, 2013, owned the remaining 99.9% partnership interest in the Operating Partnership and was the sole limited partner. The Company was the sole member and manager of REIT Holdings. The Company had three wholly owned taxable REIT subsidiaries (“TRS”), two of which leased the Company’s hotel properties and in turn contracted with independent hotel management companies that managed the day-to-day operations of the Company’s hotels; the third consolidated the Company’s wholly owned TRSs. The Company’s TRSs are subject to federal and state income tax at regular corporate tax rates.
Subject to certain restrictions and limitations, the business of the Company was externally managed by KBS Capital Advisors LLC (“KBS Capital Advisors”), an affiliate of the Company, since July 2013 pursuant to an advisory agreement the Company renewed with KBS Capital Advisors on September 26, 2019. KBS Capital Advisors conducted the Company’s operations and managed its portfolio of real estate loans, opportunistic real estate and other real estate-related investments. On October 31, 2019, KBS Capital Advisors ceased to serve as the Company's advisor or have any advisory responsibility to the Company immediately following the filing of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2019 (filed November 8, 2019) with the Securities and Exchange Commission (the “SEC”). On November 1, 2019, the Company entered into an advisory agreement (the “Advisory Agreement”) with Pacific Oak Capital Advisors, LLC (the “Advisor”). The Advisory Agreement was effective as of November 1, 2019 through October 5, 2020.
The Company had invested in and managed a portfolio of opportunistic real estate, real estate equity securities and other real estate-related investments located in the United States and Europe. As of September 30, 2020, the Company had invested in two hotel properties, three office properties, one apartment building, two investments in unconsolidated entities and two investments in real estate equity securities. Additionally, as of September 30, 2020, the Company had entered into a consolidated joint venture to develop one office/retail property.
On February 19, 2020, the Company, Pacific Oak Strategic Opportunity REIT, Inc. (“POSOR I”), and Pacific Oak SOR II, LLC, an indirect subsidiary of POSOR I (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, on October 5, 2020, the Company merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Surviving Entity”), such that following the Merger, the Surviving Entity continued as an indirect subsidiary of POSOR I. In accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of the Company ceased. At the effective time of the Merger, each issued and outstanding share of the Company's common stock was converted into 0.9643 shares of POSOR I common stock. The combined company after the Merger retained the name “Pacific Oak Strategic Opportunity REIT, Inc.”

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
There have been no significant changes to the Company’s accounting policies since it filed its audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2019. For further information about the Company’s accounting policies, refer to the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2019 included in the Company’s Annual Report on Form 10-K filed with the SEC.
Principles of Consolidation and Basis of Presentation
The accompanying unaudited consolidated financial statements and condensed notes thereto have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information as contained within the FASB Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC. Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by GAAP for audited financial statements. In the opinion of management, the financial statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of the results for such periods. Operating results for the three and nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.
The consolidated financial statements include the accounts of the Company, REIT Holdings, the Operating Partnership and their direct and indirect wholly owned subsidiaries and joint ventures in which the Company has a controlling interest and VIEs in which the Company has a primary beneficiary. All significant intercompany balances and transactions are eliminated in consolidation.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.
Restricted Cash
Restricted cash is comprised of lender impound reserve accounts on the Company’s borrowings for security deposits, property taxes, insurance, debt service obligations and capital improvements and replacements.
Redeemable Common Stock
The Company limits the dollar value of shares that may be redeemed under the share redemption program. During the nine months ended September 30, 2020, the Company had redeemed $1.9 million of common stock under the share redemption program. The Company processed all redemption requests received in good order and eligible for redemption through the September 2020 redemption date, except for 1,033,828 shares totaling $10.5 million due to the limitations under the share redemption program. The Company recorded $0.4 million and $2.2 million of redeemable common stock payable on the Company’s balance sheet as of September 30, 2020 and December 31, 2019, respectively, related to unfulfilled redemption requests received in good order under the share redemption program. Based on the fourth amended and restated share redemption program, the Company has $0.3 million available for redemptions in the remainder of 2020, including shares that are redeemed in connection with a stockholders’ death, “qualifying disability” or “determination of incompetence,” subject to the limitations under the share redemption program. As a result of the Merger, all outstanding redemption requests were voided and would need to be resubmitted subject to the POSOR I share redemption plan.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
Segments
The Company has invested in opportunistic real estate investments, real estate equity securities, other real estate-related assets and originated a loan secured by a non-stabilized real estate asset, which was repaid on January 12, 2018. In general, the Company intends to hold its investments in opportunistic real estate, real estate equity securities and other real estate-related assets for capital appreciation. Traditional performance metrics of opportunistic real estate and other real estate-related assets may not be meaningful as these investments are generally non-stabilized and do not provide a consistent stream of interest income or rental revenue. These investments exhibit similar long-term financial performance and have similar economic characteristics. These investments typically involve a higher degree of risk and do not provide a constant stream of ongoing cash flows. As a result, the Company’s management views opportunistic real estate and other real estate-related assets as similar investments. Substantially all of its revenue and net income (loss) is from opportunistic real estate and other real estate-related assets, and therefore, the Company currently aggregates its operating segments into one reportable business segment. In addition, the Company has invested in a participating loan facility secured by a portfolio of light industrial properties located in Europe, which was terminated on April 17, 2019 and final distribution related to this investment was received by the Company’s successor in interest, Merger Sub, on October 14, 2020.
Per Share Data
Basic net income (loss) per share of common stock is calculated by dividing net income (loss) attributable to common stockholders by the weighted-average number of shares of common stock issued and outstanding for each class of share outstanding during such period. Diluted net income (loss) per share of common stock equals basic net income (loss) per share of common stock as there were no potentially dilutive securities outstanding during the three and nine months ended September 30, 2020 and 2019. For the purpose of determining the weighted-average number of shares outstanding, stock dividends issued are adjusted retroactively and treated as if they were issued and outstanding for all periods presented.
Cash distributions declared per share of Class A and Class T common stock were $0.02397501 and $0.08790835 for the three and nine months ended September 30, 2019. Distributions declared per common share assumes each share was issued and outstanding each day that was a record date for distributions and were based on a monthly record date for each month during the periods commencing January 2019 through September 2019. There were no distributions declared for the three and nine months ended September 30, 2020.
The Company uses the two-class method to calculate earnings per share. Basic earnings per share is calculated based on dividends declared (“distributed earnings”) and the rights of common shares and participating securities in any undistributed earnings, which represents net income remaining after deduction of dividends declared during the period. The undistributed earnings are allocated to all outstanding common shares based on the relative percentage of each class of shares to the total number of outstanding shares. The Company does not have any participating securities outstanding other than Class A Common Stock and Class T Common stock during the periods presented.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
The Company’s calculated earnings per share for the three and nine months ended September 30, 2020 and 2019 were as follows (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss attributable to common stockholders	$(12,095)	$(2,557)	$(28,906)	$(6,677)
Less: Class A Common Stock cash distributions declared	—	430	—	1,578
Less: Class T Common Stock cash distributions declared	—	294	—	1,076
Undistributed net loss attributable to common stockholders	$(12,095)	$(3,281)	$(28,906)	$(9,331)
Class A Common Stock:
Undistributed net loss attributable to common stockholders	$(7,176)	$(1,949)	$(17,155)	$(5,549)
Class A Common Stock cash distributions declared	—	430	—	1,578
Net loss attributable to Class A common stockholders	$(7,176)	$(1,519)	$(17,155)	$(3,971)
Net loss per common share, basic and diluted	$(0.40)	$(0.08)	$(0.96)	$(0.22)
Weighted-average number of common shares outstanding, basic and diluted	17,835,262	17,937,658	17,852,330	17,949,375
Class T Common Stock:
Undistributed net loss attributable to common stockholders	$(4,919)	$(1,332)	$(11,751)	$(3,782)
Class T Common Stock cash distributions declared	—	294	—	1,076
Net loss attributable to Class T common stockholders	$(4,919)	$(1,038)	$(11,751)	$(2,706)
Net loss per common share, basic and diluted	$(0.40)	$(0.08)	$(0.96)	$(0.22)
Weighted-average number of common shares outstanding, basic and diluted	12,222,529	12,251,341	12,228,716	12,231,856

Square Footage, Occupancy and Other Measures
Any references to square footage, occupancy or annualized base rent are unaudited and outside the scope of the Company’s independent registered public accounting firm’s review of the Company’s financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board.
Recently Issued Accounting Standards Updates
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments (“ASU No. 2016-13”). ASU No. 2016-13 affects entities holding financial assets and net investments in leases that are not accounted for at fair value through net income. The amendments in ASU No. 2016-13 require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. ASU No. 2016-13 also amends the impairment model for available-for-sale debt securities. An entity will recognize an allowance for credit losses on available-for-sale debt securities as a contra-account to the amortized cost basis rather than as a direct reduction of the amortized cost basis of the investment, as is currently required. ASU No. 2016-13 also requires new disclosures. For financial assets measured at amortized cost, an entity will be required to disclose information about how it developed its allowance for credit losses, including changes in the factors that influenced management’s estimate of expected credit losses and the reasons for those changes. For financing receivables and net investments in leases measured at amortized cost, an entity will be required to further disaggregate the information it currently discloses about the credit quality of these assets by year of the asset’s origination for as many as five annual periods. For available-for-sale debt securities, an entity will be required to provide a roll-forward of the allowance for credit losses and an aging analysis for securities that are past due. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842. The Company is still evaluating the impact of adopting ASU No. 2016-13 on its financial statements, but does not expect the adoption of ASU No. 2016-13 to have a material impact on its financial statements.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848). ASU No. 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU No. 2020-04 is optional and may be elected over time as reference rate reform activities occur. During the three months ended March 31, 2020, the Company elected to apply the hedge accounting expedients related to probability and the assessments of effectiveness for future LIBOR-indexed cash flows to assume that the index upon which future hedged transactions will be based matches the index on the corresponding derivatives. Application of these expedients preserves the presentation of derivatives consistent with past presentation. For the period from January 1, 2020 (the earliest date the Company may elect to apply ASU No. 2020-04) through March 31, 2020, the Company did not have any contract modifications that meet the criteria described above, specifically contract modifications that have been modified from LIBOR to an alternative reference rate. The Company’s loan agreements, derivative instruments, and certain lease agreements use LIBOR as the current reference rate. For eligible contract modifications, the Company expects to adopt the temporary optional expedients described in ASU No. 2020-04. The optional expedients for hedging relationships described in ASU No. 2020-04 are not expected to have an impact to the Company, as the Company has elected to not designate its derivative instruments as a hedge.
In April 2020, the FASB issued a FASB Staff Q&A related to Topic 842 and Topic 840: Accounting for Lease Concessions Related to the Effects of the COVID-19 Pandemic (the “Topic 842 Q&A”) which focused on the application of lease guidance for concessions related to the effects of the COVID-19 pandemic. In this Q&A document, the FASB staff will allow entities to make an election to account for lease concessions related to the effects of the COVID-19 pandemic consistent with how those concessions would be accounted for under Topic 842, Leases (“Topic 842”) as though enforceable rights and obligations for those qualifying concessions existed. The Company adopted this guidance and did not have any material lease concessions related to the effects of the COVID-19 pandemic that had a material impact to the Company’s consolidated balance sheet as of September 30, 2020 or consolidated statement of operations for the nine months ended September 30, 2020.

3. REAL ESTATE
As of September 30, 2020, the Company’s real estate portfolio was composed of two hotel properties, three office properties and one apartment building. In addition, as of September 30, 2020, the Company has entered into a consolidated joint venture to develop one office/retail property. The following table summarizes the Company’s real estate as of September 30, 2020 and December 31, 2019 (in thousands):

	September 30, 2020	December 31, 2019
Land	$102,273	$102,288
Buildings and improvements	416,213	427,696
Tenant origination and absorption costs	12,302	15,422
Total real estate, cost and net of impairment charges	530,788	545,406
Accumulated depreciation and amortization	(52,663)	(51,723)
Total real estate, net	$478,125	$493,683

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
The following table provides summary information regarding the Company’s real estate as of September 30, 2020 (in thousands):

Property	Date Acquired	City	State	Property Type	Land	Building and Improvements (1)	Tenant Origination and Absorption	Total Real Estate, at Cost and Net of Impairment Charges	Accumulated Depreciation and Amortization	Total Real Estate, Net	Ownership %
Springmaid Beach Resort	12/30/2014	Myrtle Beach	SC	Hotel	$27,438	$40,301	$—	$67,739	$(12,610)	$55,129	90.0%
Q&C Hotel	12/17/2015	New Orleans	LA	Hotel	1,217	42,883	—	44,100	—	44,100	90.0%
Lincoln Court	05/20/2016	Campbell	CA	Office	14,706	36,100	1,069	51,875	(5,887)	45,988	100.0%
Lofts at NoHo Commons	11/16/2016	North Hollywood	CA	Apartment	26,222	82,218	—	108,440	(8,660)	99,780	90.0%
210 West 31st Street	12/01/2016	New York	NY	Office/Retail	—	49,200	—	49,200	—	49,200	80.0%
Oakland City Center	08/18/2017	Oakland	CA	Office	22,150	143,294	8,433	173,877	(20,745)	153,132	100.0%
Madison Square	10/03/2017	Phoenix	AZ	Office	10,540	22,217	2,800	35,557	(4,761)	30,796	90.0%
					$102,273	$416,213	$12,302	$530,788	$(52,663)	$478,125
_____________________
(1) Building and improvements includes construction costs for the Company’s project that was under development.
Office Properties
As of September 30, 2020, the Company owned three office properties encompassing in the aggregate 805,552 rentable square feet which were 65% occupied. The following table provides detailed information regarding the Company’s office revenues and expenses for the three and nine months ended September 30, 2020 and 2019 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Office revenues:
Rental income	$6,469	$7,137	$20,073	$21,056
Other income	170	221	597	613
Office revenues	$6,639	$7,358	$20,670	$21,669

Office expenses:
Operating, maintenance, and management	$2,633	$2,386	$7,051	$7,049
Real estate taxes and insurance	1,104	1,107	3,298	3,268
Office expenses	$3,737	$3,493	$10,349	$10,317

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
Operating Leases
The Company’s office properties are leased to tenants under operating leases for which the terms and expirations vary. As of September 30, 2020, the leases had remaining terms, excluding options to extend, of up to 14.9 years with a weighted-average remaining term of 2.5 years. Some of the leases may have provisions to extend the term of the lease, options for early termination for all or a part of the leased premises after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires a security deposit from the tenant in the form of a cash deposit and/or a letter of credit. The amount required as a security deposit varies depending upon the terms of the respective lease and the creditworthiness of the tenant, but generally is not a significant amount. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash related to office tenant leases are included in other liabilities in the accompanying consolidated balance sheets and totaled $1.5 million and $1.1 million as of September 30, 2020 and December 31, 2019, respectively.
During the nine months ended September 30, 2020, the Company recognized deferred rent from tenants $0.3 million, net of lease incentive amortization. During the three and nine months ended September 30, 2019, the Company recognized deferred rent from tenants of $0.2 million and $0.4 million, respectively, net of lease incentive amortization. As of September 30, 2020 and December 31, 2019, the cumulative deferred rent receivable balance, including unamortized lease incentive receivables, was $6.3 million and $2.9 million, respectively, and is included in rents and other receivables on the accompanying balance sheets. The cumulative deferred rent balance included $2.5 million and $0.2 million of unamortized lease incentives as of September 30, 2020 and December 31, 2019, respectively.
As of September 30, 2020, the future minimum rental income from the Company’s office properties under its non-cancelable operating leases was as follows (in thousands):

October 1, 2020 through December 31, 2020	$5,632
2021	20,856
2022	16,971
2023	13,662
2024	11,191
Thereafter	35,497
$103,809

As of September 30, 2020, the Company’s commercial real estate properties were leased to approximately 75 tenants over a diverse range of industries and geographic areas. As of September 30, 2020, the highest tenant industry concentrations (greater than 10% of annualized base rent) in the Company’s portfolio were as follows:

Industry	Number of Tenants	Annualized Base Rent (1) (in thousands)	Percentage of Annualized Base Rent
Legal Services	12	$4,417	20.7%
Public Administration	6	4,160	19.5%
Professional, Scientific, and Technical Services	10	2,391	11.2%
		$10,968	51.4%
_____________________
(1) Annualized base rent represents annualized contractual base rental income as of September 30, 2020, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
No other tenant industries accounted for more than 10% of annualized base rent. No tenant accounted for more than 10% of annualized base rent. No material tenant credit issues have been identified at this time. During both of the three and nine months ended September 30, 2020, the Company recorded an adjustment to office revenues for lease payments deemed not probable of collection of $0.1 million. During both of the three and nine months ended September 30, 2019, the Company did not record any adjustment to office revenues for lease payments deemed not probable of collection. During nine months ended September 30, 2019, the Company recorded bad debt expense of $17,000 which were included in office expenses in the accompanying consolidated statements of operations. There were no bad debt expense recorded during the three months ended September 30, 2019.
Hotel Properties
As of September 30, 2020, the Company owned two hotel properties. The following table provides detailed information regarding the Company’s hotel revenues and expenses for the three and nine months ended September 30, 2020 and 2019 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Hotel revenues:
Room	$3,769	$7,151	$8,630	$19,206
Food, beverage and convention services	545	1,339	1,379	3,891
Campground	267	278	779	829
Other (1)	1,651	503	2,132	1,392
Hotel revenues	$6,232	$9,271	$12,920	$25,318

Hotel expenses:
Room	$977	$1,689	$2,675	$4,693
Food, beverage and convention services	483	1,137	1,370	3,077
General and administrative	563	749	1,705	2,243
Sales and marketing	538	870	1,369	2,476
Repairs and maintenance	529	563	1,326	1,655
Utilities	310	391	818	876
Property taxes and insurance	709	435	1,817	1,308
Other	356	415	773	1,232
Hotel expenses	$4,465	$6,249	$11,853	$17,560
_____________________
(1) Hotel revenues - other includes $1.0 million of business interruption insurance recovery for the three and nine months ended September 30, 2020 related to the temporary closure of the Q&C Hotel.
On March 31, 2020, both hotels were temporarily closed due to COVID-19 (Coronavirus). The Springmaid Beach Resort reopened on May 1, 2020 and the Q&C Hotel reopened on September 1, 2020. The extent of the effects of the COVID-19 pandemic on the Company’s business and the hotel industry at large is highly uncertain and will ultimately depend on future developments, including, but not limited to, the duration and severity of the outbreak, governmental response, the length of time it takes for demand and pricing to return and normal economic and operating conditions to resume.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
Contract liabilities
The following table summarizes the Company’s contract liabilities, which are comprised of advanced deposits and are included in other liabilities in the accompanying consolidated balance sheets, as of September 30, 2020 and December 31, 2019 (in thousands):

	September 30, 2020	December 31, 2019
Contract liability	$255	$500
Revenue recognized in the period from:
Amounts included in contract liability at the beginning of the period	$286	$281
Apartment Property
As of September 30, 2020, the Company owned one apartment property with 292 units which was 92% occupied. The following table provides detailed information regarding the Company’s apartment revenues and expenses for the three and nine months ended September 30, 2020 and 2019 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Apartment revenues:
Rental income	$1,733	$1,867	$5,368	$5,526
Other income	214	147	652	453
Apartment revenues	$1,947	$2,014	$6,020	$5,979

Apartment expenses:
Operating, maintenance, and management	$529	$582	$1,404	$1,662
Real estate taxes and insurance	351	345	1,060	1,045
Apartment expenses	$880	$927	$2,464	$2,707

Geographic Concentration Risk
As of September 30, 2020, the Company’s real estate investments in California represented 57.7% of the Company’s total assets. As a result, the geographic concentration of the Company’s portfolio makes it particularly susceptible to adverse economic developments in the California real estate market. Any adverse economic or real estate developments in this market, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for office space resulting from the local business climate, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.
Impairment of Real Estate
During the three and nine months ended September 30, 2020, the Company recorded impairment charges in the aggregate of $6.6 million, to write down the carrying value of 210 West 31st Street, a development property located in New York, New York and Q&C Hotel, a hotel property located in New Orleans, to their estimated fair value as a result due of a change in the projected hold period and related decrease in projected cash flows.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
4. TENANT ORIGINATION AND ABSORPTION COSTS, ABOVE-MARKET LEASE ASSETS AND BELOW-MARKET LEASE LIABILITIES
As of September 30, 2020 and December 31, 2019, the Company’s tenant origination and absorption costs, above-market lease assets and below-market lease liabilities (excluding fully amortized assets and liabilities and accumulated amortization) were as follows (in thousands):

	Tenant Origination and Absorption Costs		Above-Market Lease Assets		Below-Market Lease Liabilities
	September 30, 2020	December 31, 2019	September 30, 2020	December 31, 2019	September 30, 2020	December 31, 2019
Cost	$12,302	$15,422	$72	$72	$(7,462)	$(10,802)
Accumulated Amortization	(6,815)	(7,954)	(37)	(28)	4,198	6,125
Net Amount	$5,487	$7,468	$35	$44	$(3,264)	$(4,677)

Increases (decreases) in net income as a result of amortization of the Company’s tenant origination and absorption costs, above-market lease assets and below-market lease liabilities for the three and nine months ended September 30, 2020 and 2019 were as follows (in thousands):

	Tenant Origination and Absorption Costs		Above-Market Lease Assets		Below-Market Lease Liabilities
	For the Three Months Ended September 30,		For the Three Months Ended September 30,		For the Three Months Ended September 30,
	2020	2019	2020	2019	2020	2019
Amortization	$(589)	$(857)	$(3)	$(5)	$399	$657

	Tenant Origination and Absorption Costs		Above-Market Lease Assets		Below-Market Lease Liabilities
	For the Nine Months Ended September 30,		For the Nine Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019	2020	2019
Amortization	$(1,981)	$(2,688)	$(9)	$(14)	$1,413	$2,039

As of September 30, 2020 and December 31, 2019, the Company had recorded a housing subsidy intangible asset, net of amortization, which is included in prepaid expenses and other assets in the accompanying balance sheets, of $2.2 million. As of September 30, 2020, the housing subsidy intangible asset has a remaining amortization period of 27.9 years. During each of the three months ended September 30, 2020 and 2019, the Company recorded amortization expense of $20,000 related to the housing subsidy intangible asset. During each of the nine months ended September 30, 2020 and 2019, the Company recorded amortization expense of $60,000 related to the housing subsidy intangible asset.
Additionally, as of September 30, 2020 and December 31, 2019, the Company had recorded property tax abatement intangible assets, net of amortization, which are included in prepaid expenses and other assets in the accompanying balance sheets, of $1.4 million and $1.8 million, respectively. As of September 30, 2020, the property tax abatement intangible assets have a weighted-average remaining amortization period of 3.1 years. During each of the three months ended September 30, 2020 and 2019, the Company recorded amortization expense of $0.1 million related to the property tax abatement intangible assets. During both of the nine months ended September 30, 2020 and 2019, the Company recorded amortization expense of $0.4 million related to the property tax abatement intangible assets.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
5. REAL ESTATE EQUITY SECURITIES
The Company’s real estate equity securities are carried at their estimated fair value based on quoted market prices for the security. Transaction costs that are directly attributable to the acquisition of real estate equity securities are capitalized to its cost basis. Unrealized gains and losses on real estate equity securities are recognized in earnings. The following table sets forth the number of shares owned by the Company and the related carrying value of the shares as of September 30, 2020 and December 31, 2019 (dollars in thousands):

	September 30, 2020		December 31, 2019
Real Estate Equity Securities	Number of Shares Owned	Total Carrying Value	Number of Shares Owned	Total Carrying Value
Franklin Street Properties Corp.	1,580,713	$5,785	1,160,591	$9,934
Plymouth Industrial REIT, Inc.	39,384	486	—	—
	1,620,097	$6,271	1,160,591	$9,934

During the nine months ended September 30, 2020, the Company purchased 92,931 shares of common stock of Plymouth Industrial REIT, Inc. (NYSE Ticker: PLYM) for an aggregate purchase price of $1.3 million and also purchased 420,122 shares of Franklin Street Properties Corp. (NYSE Ticker: FSP) for an aggregate purchase price of $2.8 million. During the nine months ended September 30, 2020, the Company sold 53,547 shares of PLYM for an aggregate sales price of $0.8 million.
The following summarizes the portion of gain and loss for the period related to real estate equity securities held during the three and nine months ended September 30, 2020 and 2019 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) gain recognized during the period on real estate equity securities	$(2,271)	$1,253	$(6,889)	$2,588
Less net gain recognized during the period on real estate equity securities sold during the period	(8)	—	(75)	—
Unrealized (loss) gain recognized during the reporting period on real estate equity securities held at the end of the period	$(2,279)	$1,253	$(6,964)	$2,588

During the three and nine months ended September 30, 2020, the Company recognized $0.2 million and $0.4 million of dividend income from real estate equity securities, respectively. During the three and nine months ended September 30, 2019, the Company recognized $0.1 million and $0.3 million of dividend income from real estate equity securities, respectively.

6. INVESTMENT IN UNCONSOLIDATED ENTITIES
On June 28, 2016, the Company originated a participating loan facility (“STAM investment”) in an amount up to €2.6 million ($2.9 million at closing) with STAM, a real estate operating company that provides real estate acquisition and portfolio management services to make in value-added real estate, distressed debt, and real estate-related investments in Europe. The Company funded approximately €2.1 million ($2.3 million at closing). The proceeds were used by STAM to fund a 5% general partner interest in a joint venture acquiring a portfolio of light industrial properties located throughout France. The total acquisition cost of the portfolio was approximately €95.5 million ($105.6 million at closing). Under the terms of the participating loan facility, the Company participates in the expected residual profits of the portfolio and the terms are structured in a manner such that the risks and rewards of the arrangement are similar to those associated with an investment in a real estate joint venture. Accordingly, the participating loan facility is accounted for under the equity method of accounting. In addition to the amount funded at closing, the Company also capitalized an additional $0.2 million of acquisition costs and fees.
During the year ended December 31, 2019, STAM completed the liquidation of the portfolio and the Company recognized $2.8 million of equity in income of unconsolidated entity with respect to this investment. During the nine months ended September 30, 2020, the Company received a distribution of €0.4 million or $0.4 million and as of September 30, 2020, the Company’s investment in the STAM investment was $0.1 million. On October 14, 2020, the Company’s successor in interest, Merger Sub, received the final distribution of $0.1 million related to this investment.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
On December 31, 2019, the Company acquired 13 Class A Units for $2.9 million in Pacific Oak Opportunity Zone Fund I, LLC (“Pacific Oak Opportunity Zone Fund I”). As of September 30, 2020, Pacific Oak Opportunity Zone Fund I consolidated three joint ventures with real estate under development. As of September 30, 2020, the Company has concluded that Pacific Oak Opportunity Zone Fund I qualifies as a Variable Interest Entity (“VIE”) because there is insufficient equity at risk to finance the entity’s activities and the entity is structured with non-substantive voting rights. The Company concluded it is not the primary beneficiary of this VIE since it does not have the power to direct the activities that most significantly impact the entity’s economic performance and will account for its investment under the equity method of accounting.
The Company’s maximum exposure to loss as a result of its involvement with this VIE is limited to the carrying value of the investment in Pacific Oak Opportunity Zone Fund I which totaled $3.0 million as of September 30, 2020. During the three and nine months ended September 30, 2020, the Company recorded $0.1 million of loss in equity of loss of unconsolidated entity.

7. NOTES PAYABLE
As of September 30, 2020 and December 31, 2019, the Company’s notes payable consisted of the following (in thousands):

	Book Value as of September 30, 2020	Book Value as of December 31, 2019	Contractual Interest Rate (1)	Effective Interest Rate (1)	Payment Type	Maturity Date
Springmaid Beach Resort Mortgage Loan (2)	$56,878	$56,536	One-month LIBOR + 2.25% (2)	5.75%	Principal & Interest	08/10/2022
Q&C Hotel Mortgage Loan	25,000	25,000	One-month LIBOR + 2.50% (3)	4.50%	Principal & Interest (3)	12/23/2022
Lincoln Court Mortgage Loan	34,515	34,615	One-month LIBOR + 1.75%	1.90%	Principal & Interest	12/1/2020 (4)
Lofts at NoHo Commons Mortgage Loan (5)	74,536	73,862	One-month LIBOR + 2.18% (5)	3.93%	Interest Only	09/09/2021
210 West 31st Street Mortgage Loan	20,000	20,000	One-month LIBOR + 3.00%	3.15%	Interest Only	12/16/2020 (6)
Oakland City Center Mortgage Loan (7)	97,112	95,989	One-month LIBOR + 1.75%	1.90%	Interest Only	09/01/2022
Madison Square Mortgage Loan (8)	23,776	23,593	One-month LIBOR + 4.05% (7)	5.05%	Interest Only	10/09/2021
Total notes payable principal outstanding	331,817	329,595
Deferred financing costs, net	(2,152)	(3,600)
Total notes payable, net	$329,665	$325,995
_____________________
(1) Contractual interest rate represents the interest rate in effect under the loan as of September 30, 2020. Effective interest rate is calculated as the actual interest rate in effect as of September 30, 2020 (consisting of the contractual interest rate, contractual floor rates and the effects of interest rate caps, if applicable), using interest rate indices at September 30, 2020, where applicable.
(2) As of September 30, 2020, $57.3 million had been disbursed to the Company and up to $9.7 million was available for future disbursements, subject to certain terms and conditions contained in the loan documents. The interest rate is variable at the higher of one-month LIBOR + 2.25% or 5.75%.
(3) The interest rate is variable at the higher of one-month LIBOR + 2.5% or 4.5%. Principal payments will commence on January 1, 2022.
(4) Subsequent to September 30, 2020, the Company’s successor in interest, Merger Sub, extended the maturity of the Lincoln Court Mortgage Loan to June 1, 2021.
(5) As of September 30, 2020, $74.5 million had been disbursed to the Company and up to $1.4 million is available for future disbursements to be used for tenant improvements and leasing commissions, subject to certain terms and conditions contained in the loan documents. The LIBOR rate is variable at the higher of one-month LIBOR or 1.75%.
(6) Subsequent to September 30, 2020, the Company’s successor in interest, Merger Sub, initiated, but has not completed the extension of the 210 West 31st Street Mortgage Loan to June 16, 2021.
(7) As of September 30, 2020, $97.1 million had been disbursed to the Company and up to $6.3 million is available for future disbursements to be used for tenant improvements and leasing commissions, subject to certain terms and conditions contained in the loan documents. Beginning October 1, 2020, monthly payments will include principal and interest with principal payments of $110,000 or, in the event the Company repays any principal of the loan amount, with principal payments calculated using an amortization schedule of 30 years and an annual interest rate of 6.0%, subject to certain terms and conditions contained in the loan documents.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
(8) As of September 30, 2020, $23.8 million had been disbursed to the Company and up to $10.3 million is available for future disbursements to be used for tenant improvements and leasing expenses, subject to certain terms and conditions contained in the loan documents. The Madison Square Mortgage Loan bears interest at a floating rate of 405 basis points over one-month LIBOR, but at no point shall the interest rate be less than 5.05%.
During the three and nine months ended September 30, 2020, the Company incurred $3.6 million and $11.5 million, respectively, of interest expense. Included in interest expense was: (i) the amortization of deferred financing costs of $0.5 million and $1.5 million for the three and nine months ended September 30, 2020, respectively, (ii) unrealized loss of $10,000 and $1,000 on interest rate cap agreements for the three and nine months ended September 30, 2020, respectively, and (iii) $0.1 million and $0.4 million of interest on finance leases for the three and nine months ended September 30, 2020, respectively. Additionally, during the three and nine months ended September 30, 2020, the Company capitalized $31,000 and $99,000, respectively, of interest related to an investment in unconsolidated entity. During the three and nine months ended September 30, 2019, the Company incurred $5.2 million and $15.2 million, respectively, of interest expense. Included in interest expense was: (i) the amortization of deferred financing costs of $0.5 million and $1.3 million for the three and nine months ended September 30, 2019, respectively, (ii) unrealized loss of $47,000 and $53,000 on interest rate cap agreements for the three and nine months ended September 30, 2019, respectively, and (iii) $0.1 million and $0.4 million of interest on finance leases for the three and nine months ended September 30, 2019, respectively. As of September 30, 2020 and December 31, 2019, the Company’s interest payable was $1.0 million and $0.8 million, respectively.
The following is a schedule of maturities, including principal amortization payments, for all notes payable outstanding as of September 30, 2020 (in thousands):

October 1, 2020 through December 31, 2020	$54,845
2021	100,677
2022	176,295
$331,817

The Company’s notes payable contain financial and non-financial debt covenants. As of September 30, 2020, the Company was in compliance with all debt covenants, except that the borrowers under the Madison Square Mortgage Loan and the Lincoln Court Mortgage Loan was out of debt service coverage ratio (DSCR) compliance. Such non-compliance does not constitute an event of default under the loan agreement. As a result of such non-compliance, the Company is required to maintain an interest shortfall reserve for the Madison Square Mortgage Loan and the Lincoln Court Mortgage Loan may require a loan pay down to remain in DSCR compliance.
On May 8, 2020, the Company was granted a loan payment deferral on the Springmaid Beach Resort mortgage loan. The Company may defer one-half of the monthly interest due and the deferred interest will be compounded during the deferral period of April 2020 through October 2020. In addition, the deferral includes deferring the monthly principal payments of the loan until March 2021, at which time all deferred interest and principal will be due. On May 15, 2020, the Company was granted a loan payment deferral on the Q&C Hotel mortgage loan. The Company may defer monthly principal and interest payments for up to 90 days, beginning on May 1, 2020. The deferred interest will be compounded during the deferral period and will be due on the loan maturity date. All other loan requirements remain the same.

8. FAIR VALUE DISCLOSURES
The following were the face value, carrying amount and fair value of the Company’s financial instruments as of September 30, 2020 and December 31, 2019, which carrying amounts do not approximate the fair values (in thousands):

	September 30, 2020			December 31, 2019
	Face Value	Carrying Amount	Fair Value	Face Value	Carrying Amount	Fair Value
Financial liability (Level 3):
Notes payable	$331,817	$329,665	$328,203	$329,595	$325,995	$330,687

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
Disclosure of the fair value of financial instruments is based on pertinent information available to the Company as of the period end and requires a significant amount of judgment. Despite increased capital market and credit market activity, transaction volume for certain financial instruments remains relatively low. This has made the estimation of fair values difficult and, therefore, both the actual results and the Company’s estimate of value at a future date could be materially different.
As of September 30, 2020, the Company measured the following assets at fair value on a recurring basis (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring Basis:
Real estate equity securities	$6,271	$6,271	$—	$—

As of December 31, 2019, the Company measured the following assets at fair value on a recurring basis (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring Basis:
Real estate equity securities	$9,934	$9,934	$—	$—

As of September 30, 2020, the Company measured the following assets at fair value on a nonrecurring basis (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Nonrecurring Basis:
Impaired real estate	$93,300	$—	$—	$93,300

As of September 30, 2020, two of the Company’s real estate properties were measured at their estimated fair value. One of the properties was based on a land sales comparison approach as of September 30, 2020. The other property was based on an income approach with the significant unobservable inputs used in measuring the estimated fair value of this property include a discount rate of 8.00% and a terminal cap rate of 6.50%.

9. RELATED PARTY TRANSACTIONS
As described further below, the Company has entered into agreements with certain affiliates pursuant to which they provide services to the Company. Keith D. Hall and Peter McMillan III control and indirectly own Pacific Oak Holding Group, LLC (“Pacific Oak Holding”), the Company’s sponsor since November 1, 2019. Pacific Oak Holding is the sole owner of the Advisor since November 1, 2019. Messrs. Hall and McMillan are also two of the Company’s executive officers and directors.
In addition, along with Charles J. Schreiber, Jr., Keith D. Hall and Peter McMillan III control and indirectly own KBS Holdings LLC (“KBS Holdings”), the Company’s sponsor prior to November 1, 2019. KBS Holdings is the sole owner of KBS Capital Advisors, the Company’s advisor prior to November 1, 2019, and KBS Capital Markets Group LLC, the entity that acted as the dealer manager of the Company’s now-terminated primary initial public offering.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
From the Company’s inception through October 31, 2019, KBS Capital Advisors provided day-to-day management of the Company’s business. The advisory agreement with KBS Capital Advisors terminated on October 31, 2019, and the Company hired the Advisor under substantially the same terms on November 1, 2019. The advisory agreement with the Advisor has a one year term subject to an unlimited number of successive one year renewals upon the mutual consent of the parties.
Pursuant to the terms of these agreements, summarized below are the related-party costs incurred by the Company for the three and nine months ended September 30, 2020 and 2019, respectively, and any related amounts payable as of September 30, 2020 and December 31, 2019 (in thousands):

	Incurred				Payable as of
	Three Months Ended September 30,		Nine Months Ended September 30,		September 30, 2020	December 31, 2019
	2020	2019	2020	2019
Expensed
Asset management fees	$1,052	$1,026	$3,148	$3,137	$2,123	$620
Reimbursable operating expenses (1)	—	99	72	293	—	—
Capitalized
Acquisition fees	—	8	—	8	—	—
Acquisition fees on real estate equity securities	—	—	71	—	—	—
Acquisition fee on investment in unconsolidated entities	—	—	46	—	—	29
	$1,052	$1,133	$3,337	$3,438	$2,123	$649
_____________________
(1) Reimbursable operating expenses primarily consists of internal audit personnel costs, accounting software and cyber-security related expenses incurred by the applicable advisor under the applicable advisory agreement. The Company has reimbursed the applicable advisor for the Company’s allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to the Company. These amounts totaled $0.1 million and $0.3 million for the three and nine months ended September 30, 2019, respectively and were the only employee costs reimbursed under the applicable advisory agreement over the shown periods. There were no employee cost reimbursements during 2020. In the future, the Advisor may seek reimbursement for certain other employee costs under the Advisory Agreement. The Company will not reimburse for employee costs in connection with services for which the Advisor earns acquisition or origination fees or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries or benefits the Advisor or its affiliates may pay to the Company’s executive officers. In addition to the amounts above, the Company reimbursed the applicable advisor for certain of the Company’s direct costs incurred from third parties that were initially paid by the applicable advisor on behalf of the Company.
Insurance.
On January 6, 2014, the Company, together with KBS Real Estate Investment Trust, Inc. ("KBS REIT I"), KBS Real Estate Investment Trust II, Inc. ("KBS REIT II"), KBS Real Estate Investment Trust, Inc. ("KBS REIT III"), KBS Legacy Partners Apartment REIT, Inc. ("KBS Legacy Partners Apartment REIT"), POSOR I, the Dealer Manager, KBS Capital Advisors and other KBS-affiliated entities, entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage are shared. The cost of these lower tiers was allocated by KBS Capital Advisors and its insurance broker among each of the various entities covered by the program, and was billed directly to each entity. In June 2015, KBS Growth & Income REIT, Inc. ("KBS Growth & Income REIT") was added to the insurance program at terms similar to those described above. At renewal in June 2018, the Company, along with POSOR I and KBS Legacy Partners Apartment REIT elected to cease participation in the program and obtain separate insurance coverage. The Company, together with POSOR I, entered into an errors and omissions and directors and officers liability insurance program where the lower tiers of such insurance coverage are shared. The cost of these lower tiers is or was allocated by the Company’s applicable advisor and its insurance broker among each REIT covered by the program, and is billed directly to each REIT. The program is effective through June 30, 2021.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
Pacific Oak Opportunity Zone Fund I.
On December 31, 2019, the Company made a $2.9 million investment in the Pacific Oak Opportunity Zone Fund I. Pacific Oak Opportunity Zone Fund I is sponsored by Pacific Oak Holding. Pacific Oak Capital Advisors is entitled to certain fees in connection with the fund. The fund will pay an acquisition fee equal to 1.5% of the purchase price of each asset (including any debt incurred or assumed and significant capital improvement costs budgeted as of the date of acquisition) with a purchase price less than or equal to $25.0 million plus 1.0% of the purchase price in excess of $25.0 million; a quarterly asset management fee equal to 0.25% of the total purchase price of all assets (including any debt incurred or assumed and significant capital improvement costs budgeted as of the date of acquisition) as of the end of the applicable quarter; and a financing fee equal to 0.5% of the original principal amount of any indebtedness they incur (reduced by any financing fee previously paid with respect to indebtedness being refinanced). In the case of investments made through joint ventures, the fees above will be determined based on our proportionate share of the investment. Pacific Oak Holding is also entitled to certain distributions paid by the Pacific Oak Opportunity Zone Fund I after the Class A Members have received their preferred return. These fees and distributions have been waived for the Company’s $2.9 million investment. In addition, a side letter agreement between the Advisor and Pacific Oak Opportunity Zone Fund I was executed on February 2, 2020 and stipulates that any asset management fees allocable to the Company and waived by the Advisor for Pacific Oak Opportunity Zone Fund I shall be distributed to the Company. During both of the three and nine months ended September 30, 2020, the Company recorded $46,000 of waived asset management fees as equity in income of unconsolidated entities.

10. COMMITMENTS AND CONTINGENCIES
Management Agreement
Springmaid Beach Resort
The consolidated joint venture entity through which the Company leases the operations for Springmaid Beach Resort has entered into a management agreement with Doubletree Management LLC, an independent third-party hotel operator (the “Operator”) pursuant to which the Operator will manage and operate the Springmaid Beach Resort. The hotel was branded a DoubleTree by Hilton in September 2016 (the “Brand Commencement Date”).
The management agreement expires on December 31 of the 20th full year following the Brand Commencement Date. Upon mutual agreement, the parties may extend the term of the agreement for two successive periods of five years each. If an event of default occurs and continues beyond any applicable notice and cure periods set forth in the management agreement, the non-defaulting party generally has, among other remedies, the option of terminating the management agreement upon written notice to the defaulting party with no termination fee payable to Doubletree. In addition, the Company has the right to terminate the management agreement without the payment of a termination fee if Doubletree fails to achieve certain criteria relating to the performance of the hotel for any two consecutive years following the Brand Commencement Date. Under certain circumstances following a casualty or condemnation event, either party may terminate the management agreement provided Doubletree receives a termination fee an amount equal to two years of the base fee.  The Company is permitted to terminate the management agreement upon a sale, lease or other transfer of the Springmaid Beach Resort any time so long as the buyer is approved for, and enters into a DoubleTree by Hilton franchise agreement for the balance of the agreement’s term. Finally, the Company is restricted in its ability to assign the management agreement upon a sale, lease or other transfer the Springmaid Beach Resort unless the transferee is approved by Doubletree to assume the management agreement.
Pursuant to the management agreement, the Operator receives the following fees:
•a base fee, which is a percentage of total operating revenue that starts at 2.5% and increases to 2.75% in the second year following the Brand Commencement Date and further increases in the third year following the Brand Commencement Date and thereafter to 3.0%;
•a campground area management fee, which is 2% of any campground revenue;
•an incentive fee, which is 15% of operating cash flow (after deduction for capital renewals reserve and the joint venture owner’s priority, which is 12% of the joint venture owner’s total investment);
•an additional services fee in the amount reasonably determined by the Operator from time to time; and
•a brand services fee in the amount of 4% of total rooms revenue, and an other brand services fee in an amount determined by the Operator from time to time.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
The management agreement contains specific standards for the operation and maintenance of the hotel, which allows the Operator to maintain uniformity in the system created by the Operator’s franchise. Such standards generally regulate the appearance of the hotel, quality and type of goods and services offered, signage and protection of trademarks. Compliance with the management agreement will require the Company to make significant expenditures for capital improvements.
During the three and nine months ended September 30, 2020, the Company incurred $0.2 million and $0.3 million, respectively, of fees related to the management agreement, which are included in hotel expenses on the accompanying consolidated statements of operations. During the three and nine months ended September 30, 2019, the Company incurred $0.2 million and $0.5 million, respectively, of fees related to the management agreement, which are included in hotel expenses on the accompanying consolidated statements of operations. On March 31, 2020, the Springmaid Beach Resort temporarily closed due to COVID-19 (Coronavirus) and reopened on May 1, 2020.
Q&C Hotel
A wholly owned subsidiary of the joint venture through which the Company leases the operations of the Q&C Hotel (“Q&C Hotel Operations”) has entered into a management agreement with Encore Hospitality, LLC (“Encore Hospitality”), an affiliate of the joint venture partner, pursuant to which Encore Hospitality will manage and operate the Q&C Hotel. The management agreement expires on December 17, 2035. Subject to certain conditions, Encore Hospitality may extend the term of the agreement for a period of five years. Pursuant to the management agreement Encore Hospitality will receive a base fee, which is 4.0% of gross revenue (as defined in the management agreement). During the nine months ended September 30, 2020, the Company incurred $0.1 million of fees related to the management agreement, which are included in hotel expenses on the accompanying consolidated statements of operations. During the three and nine months ended September 30, 2019, the Company incurred $0.1 million and $0.3 million, respectively, of fees related to the management agreement, which are included in hotel expenses on the accompanying consolidated statements of operations.
Q&C Hotel Operations has also entered into a franchise agreement with Marriott International (“Marriott”) pursuant to which Marriott has granted Q&C Hotel Operations a limited, non-exclusive license to establish and operate the Q&C Hotel using certain of Marriott’s proprietary marks and systems and the hotel was branded as a Marriott Autograph Collection hotel on May 25, 2016. The franchise agreement will expire on May 25, 2041. Pursuant to the franchise agreement, Q&C Hotel Operations pays Marriott a monthly franchise fee equal to a percent of gross room sales on a sliding scale that is initially 2% and increases to 5% on May 25, 2019 and a monthly marketing fund contribution fee equal to 1.5% of the Q&C Hotel’s gross room sales. In addition, the franchise agreement requires the maintenance of a reserve account to fund all renovations at the hotel based on a percentage of gross revenues which starts at 2% of gross revenues and increases to 5% of gross revenues on May 25, 2019. Q&C Hotel Operations is also responsible for the payment of certain other fees, charges and costs as set forth in the agreement. During the three and nine months ended September 30, 2020, the Company incurred $31,000 and $0.3 million, respectively, of fees related to the Marriott franchise agreement. During the three and nine months ended September 30, 2019, the Company incurred $0.2 million and $0.6 million, respectively, of fees related to the Marriott franchise agreement. On March 31, 2020, the Q&C Hotel temporarily closed due to COVID-19 (Coronavirus) and reopened on September 1, 2020.
In addition, in connection with the execution of the franchise agreement, Pacific Oak SOR US Properties II, an indirect wholly owned subsidiary of the Company, is providing an unconditional guarantee that all Q&C Hotel Operations’ obligations under the franchise agreement will be punctually paid and performed. Finally, certain transfers of the Q&C Hotel or an ownership interest therein are subject to a notice and consent requirement, and the franchise agreement further provides Marriott with a right of first refusal with respect to a sale of the hotel to a competitor of Marriott.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
Lease Obligations
As of September 30, 2020, the Company had leasehold interests expiring on various expiration dates between 2023 and 2114. Future minimum lease payments owed by the Company under the finance leases as of September 30, 2020 are as follows (in thousands):

October 1, 2020 through December 31, 2020	$150
2021	735
2022	935
2023	525
2024	360
Thereafter	52,956
Total expected minimum lease liabilities	55,661
Less: Amount representing interest (1)	(47,659)
Present value of net minimum lease payments (2)	$8,002
_____________________
(1) Interest includes the amount necessary to reduce the total expected minimum lease obligations to present value calculated at the Company’s incremental borrowing rate at acquisition.
(2) The present value of net minimum lease payments are presented in other liabilities in the accompanying consolidated balance sheets.
Paycheck Protection Program
On April 27, 2020 and May 6, 2020, the Company, through wholly owned subsidiaries of joint ventures, entered into Paycheck Protection Program Promissory Notes for the Springmaid Beach Resort and Q&C Hotel (the “PPP Notes”) and received funding of $1.3 million and $0.4 million, respectively. In accordance with the original requirements of the CARES Act, at least 75% of the proceeds used to date have been used to pay eligible payroll costs. Under the original requirements of the CARES Act, the loan may be fully forgiven if (i) proceeds are used to pay eligible payroll costs, rent, mortgage interest and utilities and (ii) full-time employee headcount and salaries are either maintained during the applicable eight-week period or restored by June 30, 2020. Any forgiveness of the loan will be subject to approval by the U.S. Small Business Administration (the “SBA”) and will require the Company to apply for such treatment in the future. On June 5, 2020, the Paycheck Protection Program Flexibility Act (the “PPP Flexibility Act”) was signed into law, extending the loan forgiveness period from 8 weeks to 24 weeks after loan origination, reducing the required amount of payroll expenditures from 75% to 60%, removing the prior ban on borrowers taking advantage of payroll tax deferral after loan forgiveness and allowing for the amendment of the maturity date on existing loans from two years to five years. While the Company may apply for forgiveness of the PPP Notes in accordance with the requirements and limitations under the CARES Act and the SBA regulations and requirements, no assurance can be given that any portion of the PPP Notes will be forgiven. As of September 30, 2020, the PPP Notes balance was $1.7 million and recorded in other liabilities in the accompanying consolidated balance sheet.
Economic Dependency
The Company is dependent on the Advisor for certain services that are essential to the Company, including the identification, evaluation, negotiation, origination, acquisition and disposition of investments; management of the daily operations of the Company’s investment portfolio; and other general and administrative responsibilities. In the event that the Advisor is unable to provide these services, the Company will be required to obtain such services from other sources.
Environmental
As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Although there can be no assurance, the Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations as of September 30, 2020. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT II, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
September 30, 2020
(unaudited)
COVID-19
While the Company is closely monitoring the impact of the COVID-19 pandemic on all aspects of its business, the situation is rapidly evolving and the Company cannot predict how long the COVID-19 pandemic will last or what the long term impact will be on the Company’s operations. As a result, the Company has experienced and continues to experience a significant negative impact on its liquidity, and could experience additional material impacts including, but not limited to, asset impairment charges. The Company anticipates this will have a material impact on its business, results of operations and cash flows in 2020.
Legal Matters
From time to time, the Company is a party to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Company’s results of operations or financial condition, which would require accrual or disclosure of the contingency and the possible range of loss. Additionally, the Company has not recorded any loss contingencies related to legal proceedings in which the potential loss is deemed to be remote.

11. SUBSEQUENT EVENTS
The Company evaluates subsequent events up until the date the consolidated financial statements are issued.
Merger
On October 5, 2020, pursuant to the Merger Agreement, the Company merged with and into Merger Sub, with Merger Sub surviving as an indirect subsidiary of POSOR I. At such time, in accordance with the applicable provisions of the Maryland General Corporation Law (the “MGCL”) and the Maryland Limited Liability Company Act, the separate existence of the Company ceased. At the effective time of the Merger, each issued and outstanding share of the Company’s common stock (or a fraction thereof), $0.01 par value per share, converted into 0.9643 shares of POSOR I’s common stock, $0.01 par value per share, or 28,973,906 shares of POSOR I’s common stock. The combined company after the Merger retains the name “Pacific Oak Strategic Opportunity REIT, Inc.” The Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.